UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2003

GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	1-12284 (Commission File Number)	98-0101955 (I.R.S. Employer Identification Number)

10579 Bradford Road, Suite 103 Littleton, Colorado (Address of principal executive offices)		80127-4247 (Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-4.1 Warrant Indenture
EX-4.2 Form of Underwriters' Warrant

Item 5. Other Events.

     Golden Star Resources Ltd. completed its offering of 17,000,000 units at Cdn$3.00 per unit on February 14, 2003 for total gross proceeds to Golden Star of Cdn$51.0 million or approximately Cdn$48.2 million, after deducting underwriting commissions. Each unit consists of one common share and one-half of one warrant to purchase a common share. Each whole warrant will be exercisable until February 14, 2007 and will entitle the holder to purchase one common share for Cdn$4.60 per share.

     The offering was underwritten in Canada by Canaccord Capital Corporation and BMO Nesbitt Burns Inc. and was offered on an agency basis in the United States by Canaccord Capital Corporation (USA) Inc. and BMO Nesbitt Burns Corp. The Canadian underwriters received, in addition to their commissions, 935,000 warrants to purchase our common shares. Each underwriter's warrant is exercisable for one common share until May 14, 2004 at an exercise price of Cdn$3.00 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements by businesses acquired.

     Not Applicable.

     (b)  Pro forma financial information.

     Not Applicable.

     (c)  Exhibits.

Exhibit
No.	Description

4.1	Warrant Indenture, dated as of February 14, 2003, between Golden Star Resources Ltd. and CIBC Mellon Trust Company, including the Form of Warrant
4.2	Form of Underwriters’ Warrant

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2003

Golden Star Resources Ltd.

	By:	/s/ ALLAN J. MARTER
Allan J. Marter Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Warrant Indenture, dated as of February 14, 2003, between Golden Star Resources Ltd. and CIBC Mellon Trust Company, including the Form of Warrant
4.2	Form of Underwriters’ Warrant